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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT






The Board of Directors
J.B. Hunt Transport Services, Inc.


Ladies and Gentlemen:


We consent to the incorporation by reference herein of our report on the Consolidated Financial Statements of J.B. Hunt Transport Services, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of J.B. Hunt Transport Services, Inc.



                                            KPMG LLP



Tulsa, Oklahoma
August 14, 2001